Exhibit 5-B

Charles S Reagh Direct Dial: 902.420.3335 creagh@stewartmckelvey.com

October 29, 2026

Ford Motor Credit Company LLC
One American Road
Dearborn, MI 48126

Ford Credit Canada Funding Company Limited
P.O. Box 2000 Station Main
The Canadian Road
Oakville, ON L6J 5E4

Dear Sirs/Mesdames:

Re:      Ford Credit Canada Funding Company Limited (the “Company”)

We have acted as local counsel in the Province of Nova Scotia, Canada (the “Province”) for the Company in connection with post-effective amendment no. 1 (the “Registration Statement Amendment”) to be filed on the date hereof with the United States Securities and Exchange Commission (the “US Commission”) under the United States Securities Act of 1933, as amended (the “US Act”) to the registration statement of Ford Motor Credit Company LLC, a Delaware limited liability company (“FMC”) on Form S-3 filed on February 7, 2024 (the “Base Registration Statement”) with the US Commission under the US Act.

The Registration Statement Amendment relates to, among other things, the offering from time to time of guaranteed debt securities (as defined in the Registration Statement Amendment) of the Company (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), to be entered into by and among, among the Company, FMC, as guarantor, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”) as supplemented by one or more supplements thereto providing for the specific terms thereof.

We are furnishing this opinion as Exhibit 5-B to the Registration Statement Amendment.

In connection with the opinions set out below, we have examined each of the following documents:

(a)	the Indenture;

(b)	the Base Registration Statement;

(c)	the Registration Statement Amendment;

(d)	a certificate of status (the “Certificate of Status”) pertaining to the Company issued by the Registrar of Joint Stock Companies for the Province dated October 28, 2026;

(e)	resolutions of the directors of the Company dated October 23, 2026 authorizing, among other things, the execution and delivery of the Indenture and issue of the Securities by the Company (the “Resolutions”);

(f)	the memorandum of association, articles of association, records of corporate proceedings, written resolutions and registers of the Company contained in the minute book of the Company; and

(g)	a certificate of an officer of the Company dated the date hereof (the “Officer’s Certificate”).

Where a term is defined in the plural herein to refer to a collective the use of the singular thereof refers to any one of the collective.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed necessary as a basis for the opinions hereinafter expressed.

In stating our opinions, we have assumed:

(a)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as notarial, certified, telecopies, conformed or reproduction copies thereof and the authenticity of the originals of such documents;

(b)	the completeness and accuracy of all statements of fact set forth in official public records and certificates and other documents supplied by public officials;

(c)	the completeness and accuracy of all statements of fact set forth in the Officer’s Certificate and that such statements shall remain true at the time of any issue of Securities;

(d)	that the Certificate of Status evidences the subsistence of the Company, that the Company has not been dissolved as of the date hereof and that a certificate of status bearing today's date could be obtained if requested;

(e)	the Indenture has delivered by the Company, physically or by such other process as the parties thereto have agreed to constitute delivery as a matter of fact, without condition or escrow (other than such as have been satisfied);

(f)	that if any of the Securities are issued to purchasers in the Province, or any significant activities in connection with the issue and sale of the Securities are taken in the Province, such issue and sale will comply with, or be exempt from, the prospectus requirement of the securities laws of the Province and the dealer requirements of the securities laws of the Province will, if applicable, be complied with; and

(g)	the Securities will be materially as described in the Registration Statement Amendment with such specific provisions as may be set out one or more supplements to the Indenture.

The opinions hereinafter expressed are limited to the laws of the Province including the federal laws of Canada applicable therein as of the date of this opinion letter and we express no opinion as to the laws of any other jurisdiction. We assume no responsibility to advise you or update this opinion in the event of any changes in laws or facts.

Based and relying on the foregoing and subject to the assumptions, limitations and qualifications set out herein, we are of the opinion that:

1.	The Company is company limited by shares duly incorporated and existing under the laws of the Province. The Company is registered to carry on business under the Corporations Registration Act (Nova Scotia) and such registration has not been revoked.

2.	The Company has all necessary corporate power and capacity to execute and deliver the Indenture and to execute, deliver, issue and offer the Securities, and to perform its obligations under the Indenture and the Securities.

3.	The Company has taken all necessary corporate action to authorize the execution and delivery of the Indenture and, when an amendment or supplement thereto, as contemplated thereby setting forth the terms of the related series of Securities has been duly authorized as provided in the Resolutions and duly executed by a person or persons authorized to execute such amendment or supplement under such Resolutions and other approvals and delivered by the Company without condition or escrow (other than such as have been satisfied), the Company will have taken all necessary corporate action to authorize the execution and delivery of the applicable Securities.

4.	To the extent that such matters are governed by the corporate laws of the Province, the Indenture has been duly executed and delivered by the Company.

The opinions herein are limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. Except as set out below, this opinion may not be disclosed to any other person without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement Amendment. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the US Act or the Rules and Regulations of the US Commission thereunder.

Yours very truly,

/s/ STEWART MCKELVEY

STEWART MCKELVEY